EXHIBIT 99.1



                            CERTIFICATION PURSUANT TO
                              18 U.S.C. SETION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Global Gold Corporation (the "Company") on Form 10-QSB/A for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Drury J. Gallagher, the Chairman, Chief Executive Officer and Treasurer of the Company, certify pursuant to 18 U.S. C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, following due inquiry, that I believe that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Dated: July 11, 2003                     GLOBAL GOLD CORPORATION


                                        By: /s/ Drury J. Gallagher
                                            ----------------------
                                            Drury J. Gallagher
                                            Chairman, Chief Executive Officer
                                            and Treasurer